UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2025

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2025, California Water Service Group (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC, Blaylock Van and Samuel A. Ramirez & Company, Inc., each as sales agent and/or as Forward Seller (as defined below) (collectively, the “Managers”) and each of Robert W. Baird & Co. Incorporated, Bank of America, N.A., Morgan Stanley & Co. LLC, Wells Fargo Bank, National Association and Royal Bank of Canada, each as forward purchaser (collectively, the “Forward Purchasers”). Managers, when acting as sales agent for a Forward Purchaser, are referred to collectively as “Forward Sellers.” Pursuant to the terms of the Equity Distribution Agreement, the Company may, from time to time through an at-the-market equity program, sell shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate gross sales price of up to $350.0 million (the “Shares”) through the Managers, acting as the Company’s agents (the “ATM Offering”). In the Equity Distribution Agreement, the Company agrees to indemnify the Managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute payments that the Managers may be required to make because of such liabilities. The Company or the Managers may suspend the offering of Shares at any time and from time to time by notifying the other party.

Sales of shares of the common stock, if any, as contemplated by the Equity Distribution Agreement made through the Managers, as the Company’s sales agents, or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by the Company of shares of common stock to or through the Managers, the Company may enter into separate forward sale agreements with the Forward Purchasers. If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share at such time. However, subject to certain exceptions and conditions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant Forward Purchaser.

None of the Managers, whether acting as the Company’s sales agent or, if applicable, as a Forward Seller, is required to sell any specific number or dollar amount of shares of common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of common stock on the terms agreed upon by such Manager, the Company and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that the shares of common stock offered and sold through the Managers, as the Company’s sales agents or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.

The Company will pay the applicable Manager a commission at a rate equal to 1.0% of the gross sales price of the shares of common stock sold through such Manager, as the Company’s sales agent. In connection with each forward sale agreement, the Company will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate equal to 1.0% of the gross sales price of the borrowed shares of common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).

Under the terms of the Equity Distribution Agreement, the Company may also sell shares of its common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares to one or more of the Managers as principal, the Company will enter into a separate written agreement with such Manager or Managers, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement.

The Company intends to use the net cash proceeds it receives from the issuance and sale by the Company of any shares of common stock to or through the Managers and any net cash proceeds the Company receives upon settlement of any forward sale agreement with the relevant Forward Purchasers, after deducting commissions on such sales and offering expenses, for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases, and redemptions of securities.

The Managers and their affiliates have, from time to time, provided, and may in the future provide, various investment banking, commercial banking and/or other financial services for the Company and the Company’s affiliates in the ordinary course of business, for which services they have and may in the future receive customary fees. Affiliates of certain of the Managers are lenders under certain of the Company and the Company’s affiliates’ credit facilities.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Shares will be issued pursuant to the Company’s automatically effective shelf registration statement on Form S-3 that is currently on file (Registration No. 333-287273), the base prospectus contained therein, and a prospectus supplement that was filed with the Securities and Exchange Commission on May 14, 2025.

A copy of the Equity Distribution Agreement and form of Master Forward Confirmation are attached as Exhibit 1.1 and Exhibit 1.2, respectively, to this current report. The foregoing description of the Equity Distribution Agreement and Master Forward Confirmation does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 and Exhibit 1.2.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the ATM Offering is filed as Exhibit 5.1 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of May 14, 2025, between California Water Service Group and Robert W. Baird & Co. Incorporated, BofA Securities, Inc, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC, Blaylock Van, LLC and Samuel A. Ramirez & Company, Inc.
1.2	Form of Master Forward Confirmation
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 14, 2025	By:	/s/ James P. Lynch
	Name:	James P. Lynch
	Title:	Senior Vice President, Chief Financial Officer & Treasurer